Exhibit 99.1

FS KKR Capital Corp. Declares Fourth Quarter 2026 Distribution of $0.44 per share; Declares Special Distribution of $0.20 per share; Announces Earnings Release and Conference Call Schedule for Third Quarter 2026

PHILADELPHIA AND NEW YORK – October 8, 2026 – FS KKR Capital Corp. (NYSE: FSK) (“FSK” or the “Company”) announced today that its board of directors has declared (i) a fourth quarter 2026 distribution on shares of the Company’s common stock of $0.44 per share and (ii) a special distribution on shares of the Company’s common stock of $0.20 per share, which represents a portion of the Company’s estimated undistributed taxable income. FSK also announced that it will host its third quarter 2026 results conference call via live webcast on Thursday, November 5, 2026 at 9:00 a.m. (Eastern Time) and that the Company plans to release its third quarter 2026 results before the opening of trading on the New York Stock Exchange on Thursday, November 5, 2026.

Declaration of Fourth Quarter 2026 Common Stock Distribution

On October 7, 2026, FSK’s board of directors declared a distribution for the fourth quarter of $0.44 per share of common stock, which will be paid on or about December 24, 2026 to common stockholders of record as of the close of business on December 16, 2026.

The Company’s regular quarterly distribution is based on management’s current estimates and expectations regarding the Company’s financial results for the quarter ended September 30, 2026. The Company’s actual GAAP net investment income for the quarter remains subject to the completion of customary quarter-end closing procedures and the finalization of its financial statements and, as a result, actual GAAP net investment income may differ from current expectations. Accordingly, the declared distribution should not be viewed as a projection, forecast or guarantee of the Company’s financial results for the quarter ended September 30, 2026.

Declaration of Special Common Stock Distribution

On October 7, 2026, FSK’s board of directors declared a special distribution of $0.20 per share of common stock, which will be paid on or about December 15, 2026 to common stockholders of record as of the close of business on December 1, 2026.

The special distribution amount represents a portion of the Company’s estimated accumulated spillback income and is intended to distribute additional taxable income to shareholders in connection with the Company’s maintenance of its treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended.

Conference Call Information

FSK will host its third quarter 2026 results conference call via live webcast on Thursday, November 5, 2026 at 9:00 a.m. (Eastern Time). All interested parties are welcome to participate and can access the live webcast from the For Investors section of FSK’s website at www.fskkrcapitalcorp.com under Events & Presentations or through the following URL: https://edge.media-server.com/mmc/p/upuop9i6.

Research analysts who wish to participate in the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call using the following URL: https://register-conf.media-server.com/register/BI0d946f0340f2498081d26dfdacd11fc1. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN number that can be used to access the call.

An investor presentation of financial information will be available by visiting the For Investors section of FSK’s website, under Events & Presentations before the market open on Thursday, November 5, 2026.

A replay of the call will be available beginning shortly after the end of the call by visiting the For Investors section of FSK’s website, under Events & Presentations.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, subordinated loans and certain asset-based financing loans of private U.S. companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkrcapitalcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between Future Standard and KKR Credit that serves as the investment adviser to FSK and other business development companies.

Future Standard is a global alternative asset manager serving institutional and private wealth clients, investing across private equity, credit and real estate. With a 30+ year track record of value creation and over $94 billion in assets under management, we back the business owners and financial sponsors that drive growth and innovation across the middle market, transforming untapped potential into durable value.1

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

Forward-Looking Statements and Important Disclosure Notice

This communication contains certain forward-looking statements that are not historical facts, including, without limitation, statements with regard to future events or our future performance or financial condition, distribution levels and frequency, expectations for net investment income levels in future quarters, and the financial position, business strategy and plans and objectives of management for FSK’s future operations. Words such as “anticipate,” “believe,” “expect,” “intend,” “project,” and “future” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are not guarantees of performance or events and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results or future events to differ materially from those expressed or forecasted in the forward-looking statements for any reason, including those factors set forth in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and subsequent filings. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results or events to differ materially from those projected in these forward-looking statements. Factors that could cause actual results or events to differ materially include, without limitation, changes in the economy, geo-political risks, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. The forward-looking statements included in this communication are based on information available as of the date hereof and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Except as required by the federal securities laws, FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. In addition, portions of our distributions may be funded indirectly through the waiver of certain investment advisory fees by our investment adviser. Any distributions funded through waivers of investment advisory fees will not be based on our investment performance and can only be sustained if we achieve positive investment performance in future periods and/or our investment adviser and its affiliates continue to make such reimbursements or waivers of such fees. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Endnotes

1.	Total AUM estimated as of June 30, 2026. References to “assets under management” or “AUM” represent the assets managed by Future Standard or its strategic partners as to which Future Standard is entitled to receive a fee or carried interest (either currently or upon deployment of capital) and general partner capital. Future Standard calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of Future Standard's investment funds; (ii) uncalled investor capital commitments to these funds, including uncalled investor capital commitments from which Future Standard is currently not earning management fees or carried interest; (iii) the value of outstanding CLOs; (iv) the fair value of FS KKR Capital Corp. joint venture (JV) assets and (v) the fair value of other assets managed by Future Standard. Future Standard's calculation of AUM may differ from the calculations of other asset managers and, as a result, Future Standard's measurements of its AUM may not be comparable to similar measures presented by other asset managers. Future Standard's definition of AUM is not based on any definition of AUM that may be set forth in agreements governing the investment funds, vehicles or accounts that it manages and is not calculated pursuant to any regulatory definitions.

Contact Information:

Investor Relations
Anna Kleinhenn
Anna.Kleinhenn@futurestandard.com

Future Standard Media Team
Marc Hazelton
Marc.Hazelton@futurestandard.com